Exhibit 99

[Alcoa logo]

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Matthew E. Garth	Kevin G. Lowery
(212) 836-2674	(412) 553-1424
(Mobile) (724) 422-7844

Alcoa Announces Preliminary Results of Tender Offer

for 6.00% Notes due 2012, 5.375% Notes due 2013

and Extension of Early Tender Date

New York, NY, August 9, 2010 — Alcoa Inc. announced today preliminary results of its Maximum Tender Offer, which is its tender offer to purchase for cash up to the Maximum Tender Amount (as described below) of its outstanding 6.00% Notes due 2012 and 5.375% Notes due 2013.

As of the Early Tender Date, which was 5:00 p.m. ET on August 6, 2010, the aggregate principal amount of 2012 Notes tendered and not withdrawn was $188,053,000, representing 36.39% of the $516,709,000 aggregate principal amount of the 2012 Notes outstanding, and the aggregate principal amount of 2013 Notes tendered and not withdrawn was $187,194,000, representing 31.20% of the $600,000,000 aggregate principal amount of the 2013 Notes outstanding.

Alcoa also announced today the extension of the previously announced Early Tender Date to coincide with the final expiration of the Maximum Tender Offer. Accordingly, all holders of 2012 Notes and 2013 Notes that are validly tendered and not withdrawn at or prior to the Maximum Tender Expiration Date, which is 5:00 p.m. ET on August 23, 2010, unless extended or earlier terminated, and that are accepted for purchase pursuant to the Maximum Tender Offer, will receive the applicable tender offer consideration plus the applicable early tender premium.

Withdrawal rights in connection with the Maximum Tender Offer expired at the Withdrawal Deadline, which was 5:00 p.m. ET on August 6, 2010. Tendered 2012 Notes and 2013 Notes, whether submitted prior or subsequent to such time, may not be withdrawn.

The Maximum Tender Offer is being made upon and subject to the terms and conditions set forth in the Offer to Purchase dated July 26, 2010 and the related Letter of Transmittal.

The Maximum Tender Amount is $484,234,165 in aggregate principal amount, or $750 million less the aggregate purchase price of Alcoa’s 6.50% Notes due 2011 accepted for purchase pursuant to the any and all tender offer of its 2011 Notes that expired on August 2, 2010. Alcoa will apply the Maximum Tender Amount first to purchase 2012 Notes and then, to the extent any amount remains, Alcoa will apply the balance to purchase up to an aggregate purchase price of the 2013 Notes equal to the lesser of (i) the remaining Maximum Tender Amount and (ii) $50 million, in each case, subject to proration as applicable.

Payments for 2012 Notes and 2013 Notes purchased in the Maximum Tender Offer will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the settlement date.

Alcoa’s obligation to accept for payment and to pay for the 2012 Notes and 2013 Notes in the Maximum Tender Offer is subject to the satisfaction or waiver of certain conditions specified in the Offer to Purchase related to the Maximum Tender Offer.

As indicated in the Offer to Purchase, following consummation or termination of the tender offers Alcoa and its affiliates reserve the right to acquire the notes from time to time otherwise than pursuant to the tender offers through open market purchases, privately negotiated transactions, one or more additional tender or exchange offers or otherwise, on terms that may or may not be equal to the applicable tender offer consideration and early tender premium. Alcoa also reserves the right to exercise any of its rights, including redemption rights, under the indenture pursuant to which the notes were issued.

Banc of America Securities LLC and Citigroup Global Markets Inc. are acting as Coordinating Dealer Managers and Deutsche Bank Securities Inc. and UBS Securities LLC are acting as Co-Dealer Managers for the tender offers. The Depositary and the Information Agent in all places other than Luxembourg is Global Bondholder Services Corporation. The Luxembourg Agent is Deutsche Bank Luxembourg S.A. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting the Information Agent at 866-804-2200 or the Luxembourg Agent at 00352-421-22-639. Questions regarding the tender offers should be directed to Banc of America Securities LLC, Debt Advisory Services at (980) 388-9217 (collect) or (888) 292-0070 (toll-free), Citigroup Global Markets Inc., Liability Management Group at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), Deutsche Bank Securities Inc., Liability Management Group at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or UBS Securities LLC, Liability Management Group at (203) 719-4210 (collect) or (888) 719-4210 (toll-free).

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Alcoa

Alcoa is the world’s leading producer of primary aluminum, fabricated aluminum and alumina. In addition to inventing the modern-day aluminum industry, Alcoa innovation has been behind major milestones in the aerospace, automotive, packaging, building and construction, commercial transportation, consumer electronics and industrial markets over the past 120 years. Among the solutions Alcoa markets are flat-rolled products, hard alloy extrusions, and forgings, as well as Alcoa® wheels, fastening systems, precision and investment castings, and building systems in addition to its expertise in other light metals such as titanium and nickel-based super alloys. Sustainability is an integral part of Alcoa’s operating practices and the product design and engineering it provides to customers. Alcoa has been a member of the Dow Jones Sustainability Index for eight consecutive years and approximately 75 percent of all of the aluminum ever produced since 1888 is still in active use today. Alcoa employs approximately 59,000 people in 31 countries across the world. More information can be found at www.alcoa.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “forecasts,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results, operating performance or achievement of enhancements in debt maturity profile or expected timing of settlement or other events. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors and are not guarantees of future performance. Actual results, performance, or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) unfavorable changes in general business and economic conditions; (c) disruptions or volatility in the global financial markets; and (d) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2009, Forms 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

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